UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

DiamondCluster International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22125	36-4069408
(State or other		(IRS Employer
jurisdiction of	(Commission File	Identification
incorporation)	Number)	Number)

John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611

(Address of principal executive offices)

312-255-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items

The registrant announced in a press release today that its Board of Directors had authorized a stock repurchase for an additional number of shares having an aggregate fair market value of up to $50 million. As of March 31, 2005, the registrant had $2.8 million remaining under its previous stock repurchase authorization, bringing the total amount of shares available for repurchase to $52.8 million. A copy of the release is attached hereto as Exhibit 99. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

     Exhibit 99 — Press release dated April 28, 2005, furnished pursuant to Item 8.01

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDCLUSTER INTERNATIONAL, INC.

By: /s/ Karl E. Bupp
Karl E. Bupp
Chief Financial Officer
April 28, 2005